AGREEMENT AND WAIVER

This Waiver and Agreement (the "**Waiver and Agreement**"), effective as of June 2 , 2020, is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and AIP Asset Management, Inc. in its capacity as Security Agent for the Holders (collectively, "**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, the Agreement and Waiver as of November 30, 2018, the Agreement and Waiver as of March 29, 2019, the Waiver and Agreement to Issue Additional Notes as of May 24, 2019, the Waiver and Agreement as of July 31, 2019, the Agreement and Extension as of October 4, 2019, the Agreement and Waiver as of December 18, 2019, and the Agreement and Waiver as of April 1, 2020 (collectively the "**Agreement**"), by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company and AIP completed four financing transactions pursuant to which the Company raised capital by issuing secured convertible promissory notes as follows: (1) issue date November 1, 2018; original aggregate principal amount $2,500,000; and maturity date November 1, 2019, (2) issue date December 6, 2018; original aggregate principal amount $1,000,000; and maturity date December 6, 2019; (3) issue date May 24, 2019; original principal amount $1,000,000; maturity date May 24, 2020; and (4) issue date August 1, 2019; original principal amount $500,000; and maturity date August 1, 2020; which have been canceled and replaced by (5) issue date October 4, 2019; original principal amount $4,600,000, secured non-convertible; and maturity date April 4, 2021; and subsequent to these four financing transactions the Company and AIP completed two additional financing transaction pursuant to which the Company raised capital by issuing secured non-convertible notes as follows: (1) issue date December 20, 2019; original principal amount $1,400,000; maturity date June 20, 2020; and (2) issue date March 30, 2020; original principal amount $1,000,000; maturity date April 4, 2021; and

WHEREAS, the Company is in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1. Subject to the Company satisfying the conditions set forth in Section 2 of this Agreement, the Majority Holders hereby waive, and instruct the Security Agent to waive, through July 31, 2020, all currently existing Events of Default, in each case subject to all of the terms and conditions set forth below.

2. The waivers set forth in Section 1 are conditioned upon the Company satisfying the following conditions:

    a. the Company issuing additional 2,500,000 warrants (3-years, $0.20 strike, with cashless exercise rights) to AIP Convertible Private Debt Fund L.P.; and

b. the Company providing the following documents to AIP by the specified dates:

i. The monthly Officer's Certificates specified in Section 8.2(b)(i) of the Note Purchase Agreement for each month from and including December 2019 (each such certificate for months from and including December 2019 to be provided) to be provided on or before June 15, 2020;

ii. The Legal opinion set forth in Section 3.1(j) of the Note Purchase Agreement to be provided on or before June 15, 2020;

3. Company agrees to issue, and the Noteholders agrees to purchase, Additional Notes in the aggregate principal amount of $500,000 with a maturity date of April 4, 2021, as soon as practicable upon the execution of this Agreement and the satisfaction by the Company of the conditions set forth in Section 2.

4. The Security Agent, on behalf of the Holders, hereby extends to April 4, 2021, the maturity date for the secured non-convertible note issued on December 20, 2019.

5. The Company shall Issue to the Holders 500,000 Shares within five business days of the Effective Date. If the Company does not prepay the Additional Notes by December 1, 2020, the Company shall Issue to the Holders an additional 1,000,000 Shares on such date.

6. The Agreement as amended previous and as amended herein, including but not limited to Sections 8.1(a) and (b) thereof, remains in full force and effect.

7. Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of June 2, 2020.

IOTA Communications, INC.
as Borrower

By: ______________________________
Name: Terrence DeFranco
Title: Chief Executive Officer

AIP ASSET MANAGEMENT INC.
as Secu[redacted]n behalf of the Noteholders

By: [redacted]
Name: [redacted]
Title: President